                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

                     DATATRAK INTERNATIONAL, INC. ANNOUNCES
                         FIRST QUARTER OPERATING RESULTS

  Company reports record quarterly revenue, exceeds a 50% growth rate for the year-over-year period, and attains net profitability in March

           CLEVELAND, Ohio, May 11, 2004 -- DATATRAK International, Inc. (Nasdaq: "DATA"), the leading and most experienced Application Service Provider ("ASP") in the Electronic Data Capture ("EDC") industry, today reported its operating results for the first quarter of 2004.

           For the three months ended March 31, 2004, revenue increased 57% to $2,288,000, and the Company reported a net loss of ($95,000), or ($0.02) per share. These results compared with revenue of $1,457,000 and a net loss of ($495,000), or ($0.09) per share, in the first quarter of 2003.

           DATATRAK's backlog at March 31, 2004 was $14.1 million and backlog currently stands at $14.3 million. This compares to a backlog of $14.6 million at December 31, 2003. Backlog is defined as the remaining value of signed contracts or authorization letters to commence services. The Company does not include in its backlog potential contracts or authorization letters that have passed the verbal stage, but have not yet been signed. All contracts are subject to possible delays or cancellation or they can change in scope in a positive or negative direction. Therefore, the current backlog is not necessarily indicative of the Company's future quarterly or annual revenue.

           DATATRAK has recently posted on its website the "Letter to Shareholders" that was included in the Company's 2003 Annual Report to Shareholders in connection with the Company's Annual Meeting in June. Individuals interested in highlights from 2003 and a briefing on the Company's vision for the EDC market over the next few years are encouraged to access and read this document. The letter can be found by clicking on "Publications" on the front page of the web site.

           "We are pleased to be able to continue to demonstrate significant momentum in our ascent toward the goals that we have set for the Company in 2004," stated Dr. Jeffrey A. Green, President and Chief Executive Officer of DATATRAK International, Inc. "These first three months represent a solid quarter of growth and continued evolution of the EDC market was evident on several fronts. Our results for the first quarter are in line with our internal projections and we remain comfortable with our guidance for the year. Gross profit margins remained strong at 77% and cash flow from operations was positive for the quarter. Though we normally do not elaborate upon monthly results and we likely will not do so in the future, it is important for our shareholders to know that we reached net profitability in the month of March. Profitability results for March exceeded internal projections. This quarter substantiates previous forecasts of becoming profitable at the annualized rate of $9 to $10 million in revenue."

           Green continued, "In addition to our strong financial performance in the first quarter, we continue to see signs of increasing adoption of EDC in clinical trials. We are confident that the launch of our new DATATRAK Phase IV(TM) offering will be successful at attracting business from this untapped subset of the clinical trials market. Individual Phase IV studies can contain 5,000 to 20,000 patients or more, last for several years, and at only several hundreds dollars per patient as a price for EDC, these contracts can be very large. Given their size, it is logistically challenging to think about performing such studies with paper and the advantages of EDC become clear."

           Continuing, "We are very excited to announce the relationships with two contract research organizations, CRO Alliance and PPD. We believe these relationships are representative of the collaborations that can be developed within the contract research organization
(CRO) sector that will assist in leveraging our EDC offering on a global basis. The attractiveness to the CROs of being able to take over control of our software through Technology Transfer implementations will also help to alleviate any scalability issues that DATATRAK may have with rapid growth and will give the CRO complementary revenue for providing EDC services to their clients. In addition to these avenues of leveraged marketing, throughout the past quarter we have been successful from an internal perspective at adding to our expanding client base and our pipeline of new customers continues to grow."

           THE COMPANY WILL HOST A CONFERENCE CALL TODAY AT 4:30 P.M. EDT. TO PARTICIPATE IN THE CALL, PARTICIPANTS ARE ASKED TO DIAL 973-317-5319 A FEW MINUTES BEFORE 4:30 P.M. EDT. A REPLAY OF THE CONFERENCE CALL WILL BE AVAILABLE AT APPROXIMATELY 6:30 P.M. EDT ON MAY 11, 2004, AND WILL REMAIN AVAILABLE UNTIL 12:00 A.M. EDT ON MAY 19, 2004. THE REPLAY CAN BE ACCESSED BY DIALING 973-709-2089. THE ACCESS CODE IS #353318.

           DATATRAK International, Inc. is a worldwide ASP for the EDC industry. The Company provides a suite of software products supporting the use of DATATRAK EDC(R) and related services to the pharmaceutical, biotechnology, and medical device industries. DATATRAK EDC(R) was developed in order to deliver clinical research data from investigative sites to clinical trial sponsors faster and more efficiently than conventional, manual methods. DATATRAK EDC(R) can be deployed worldwide in either a distributed platform using laptop computers or in a centralized environment using the Internet. DATATRAK EDC(R) software and its earlier versions have successfully supported many international clinical studies involving thousands of clinical research sites and encompassing tens of thousands of patients in over 40 countries. DATATRAK International, Inc.'s product suite has been utilized in some aspect of the clinical development of 14 separate drugs that have received regulatory approval from either the United States Food and Drug Administration or counterpart European bodies. DATATRAK International, Inc. has offices located in Cleveland, Ohio and Bonn, Germany. Its common shares are listed on the Nasdaq Stock Market under the symbol "DATA." Visit the DATATRAK International, Inc. web site at www.datatraknet.com or www.datatraknet.de.

           Except for the historical information contained in this press release, the statements made in this release are forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include the ability of the Company to absorb corporate overhead and other fixed costs in order to successfully market the DATATRAK EDC(R) software; the development and fluctuations in the market for EDC technology; the degree of the Company's success in obtaining new contracts; the timing of payments from customers and the timing of clinical trial sponsor decisions to conduct new clinical trials or cancel or delay ongoing trials; governmental regulation; the early stage of the Company's EDC business and operations; and general economic conditions. In addition, the Company's success depends on the outcome of various strategic initiatives it has undertaken, all of which are based on assumptions made by the Company concerning trends in the clinical research market and the health care industry.

CONTACT:

Jeffrey A. Green, Pharm.D., FCP                Terry C. Black
President and Chief Executive Officer          Chief Financial Officer
DATATRAK International, Inc.                   DATATRAK International, Inc.

440/443-0082 x112                              440/443-0082 x110

                  DATATRAK INTERNATIONAL, INC. AND SUBSIDIARIES
                    CONDENSED CONSOLIDATED BALANCE SHEET DATA
                                   (UNAUDITED)


                                                March 31, 2004  December 31, 2003
                                                --------------  -----------------
Cash and investments                              $4,285,953       $4,261,184
Accounts receivable, net                           1,023,990          788,342
Other                                              1,319,728        1,327,008
                                                  ----------       ----------
   Total assets                                   $6,629,671       $6,376,534
                                                  ==========       ==========

Accounts payable and other current liabilities    $1,958,988       $1,775,703
Shareholders' equity                               4,670,683        4,600,831
                                                  ----------       ----------
   Total liabilities and shareholders' equity     $6,629,671       $6,376,534
                                                  ==========       ==========




                  DATATRAK INTERNATIONAL, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                For the Three Months Ended March 31,
                                                ------------------------------------
                                                       2004              2003
                                                   -----------       -----------
Revenue                                            $ 2,288,458       $ 1,456,584
Direct costs                                           533,624           353,882
                                                   -----------       -----------
   Gross profit                                      1,754,834         1,102,702

Selling, general and administrative expenses         1,658,567         1,339,133
Depreciation and amortization                          194,932           262,068
                                                   -----------       -----------
   Loss from operations                                (98,665)         (498,499)

Other income, net                                        7,859             3,602
                                                   -----------       -----------
   Loss before income taxes                            (90,806)         (494,897)

Income tax expense                                       3,700                --
                                                   -----------       -----------
   Net loss                                        $   (94,506)      $  (494,897)
                                                   ===========       ===========
   Basic and diluted net loss per share            $     (0.02)      $     (0.09)
                                                   ===========       ===========
   Weighted average common shares outstanding        6,043,722         5,263,836
                                                   ===========       ===========

                                                                    EXHIBIT 99.2

CORPORATE PARTICIPANTS

Dr. Jeffery Green
Datatrak International - CEO

Terry Black
Datatrak International


CONFERENCE PARTICIPANTS

Barry Rubin
Barmorsyl Investments

Peter McMullin
Ryan Beck

Andrew Bugyis
Mesirow Financial

Doug Fisher
Matador Capital

Gregory Reynolds
Noesis Capital Corporation

Ken Moss
Masacco

Frank Lazar
Financial America Securities




PRESENTATION

------------------------------------------

Operator

Good afternoon and welcome, ladies and gentlemen to the Datatrak International first quarter 2004 earnings conference call. At this time I'd like to inform you that this conference is being recorded and that all participants are in a listen-only mode. At the request of the company, we will open the conference up for questions and answers after the presentation. Before beginning the conference call, Datatrak management would like to remind you that in discussing the company's performance today, there will be included some forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements related to future events and expectations involve known and unknown risks and uncertainties. Datatrak's results or action may differ materially from those projected in the forward-looking statements. For a summary of the specific risks that could cause actual results to differ materially from those expressed in the forward-looking statements, see Datatrak's form 10K for the year-ended December 31, 2003, filed with the SEC. I will now turn the conference over to Dr. Jeffery Green. Please go ahead, sir.

------------------------------------------

Dr. Jeffery Green - Datatrak International - Chief Executive Officer

Thank you. Welcome everyone to our conference call for the first quarter of 2004. We will begin with initial comments and overviews, followed by plenty of time for questions and answers. Before starting, I want to mention that we have posted on our website Datatrak's letter to shareholders included with our 2003 Annual Report. This letter can be accessed by going under the Publications heading on the front page of our website at Datatraknet.com. We consider the shareholder letter as a serious communication and an opportunity to convey to our constituency important issues about our company and the EDC market. We have posted this letter because we realize that not everyone reads Annual Reports and there may be many on the call that were not shareholders until recently and therefore, did not receive a packet. I encourage you to access this letter as we have addressed key issues in this communication that will be important in evaluating this exciting EDC market for the next several years. The letter is lengthy but complete understanding often requires the investment of time.

We will discuss four major topics today which are, number one, the financial results for the first quarter. Number two, comments on our recent announcements dealing with the Datatrak Phase IV offering, the technology transfer and co-marketing relationship with CRO Alliance in Europe, and the client referral relationship with Pharmaceutical Product Development and how we see these structures as a beginning of enhanced CRO movement towards adopting EDC. Item number three, we are working hard on Version 4 development to satisfy a fourth quarter release date. I would like to talk a little bit about this and use these efforts to serve as an illustration as to why the barrier to entry in this EDC market is not small. And the last item that we'll talk about today is a general summary of business growth, both within current customers and the development of new accounts.

The first topic is the first quarter financials. Revenue for the first quarter of 2004 was a new record at $2.3 million. This compared to $1.5 million for the first quarter of 2003, representing a 57 percent increase. Net loss for the first quarter was $95 thousand or two cents per share. This compared to a loss of $495 thousand or nine cents per share for the same period in '03. Gross profit for the first quarter remains stable at 77 percent.

Though it is not routine for Datatrak to highlight monthly financial results, the fact that we turned net income positive during the month of March is significant and we feel that it is important in the overall assessment of our progress for shareholders to be informed of this achievement. Turning the corner on net profitability is a goal that we have been pursuing diligently here at Datatrak since 1998. This achievement came after great efforts and sacrifices on the part of our employees. And this is something about which everyone should be proud. Net profit for the month of March was $43 thousand or five percent on record monthly revenue of $857 thousand. Notwithstanding, this highlighting of March 2004, shareholders should not expect that a discussion of monthly financials will be routine. Our cash position was stable at $4.3 million at the end of the first quarter. Our total headcount is 69 employees. Currently backlog is approximately $14.3 million. Pending is a $900 thousand addition to backlog, but this has not yet been signed by the client.

We remain confident about our guidance for 2004. The results of the first quarter were consistent with internal projections which were developed last year. As a company policy, we will not discuss quarterly projections. Given that our guidance for the year remains intact, combined with the statement that the first quarter results were in line with plan, the expectations of the remaining three quarters are not hidden. Nonetheless, we continue to remind shareholders that, though excitement about EDC continues to develop, one must not forget that this market is still in an emerging stage of development, with years of significant growth potential ahead of it. Because Datatrak is at a low revenue level, we will remain susceptible to fluctuations in both top and bottom line results for quite some time in the future. This fact is exemplified by our revenue swing of only $2 million for '04 that potentially doubles earnings per share. We have added this reminder not because this is any sort of ground-laying for succeeding quarterly results, because we have already stated we remain firm on guidance for '04. In fact, the perfect time for such reminders is when there is nothing to our knowledge on the horizon to indicate a deviation from expectations. We believe that this reminder is advisable based upon the exuberance our stock has demonstrated over the past several months. Lastly, don't forget that wide fluctuations in top and bottom line results for a company with a relatively low level of revenue and a significant amount of leverage can occur in a negative or a positive direction, especially when single contract sizes can approach or exceed quarterly revenue totals.

I'd like to move now to the recent announcements and I will first discuss the Datatrak Phase IV offering announcement that was put out several weeks ago. During the first quarter of '04, we began an initiative aimed at competing for EDC business in the Phase IV subset of clinical trials. Other terms that are synonymous with Phase IV include post-marketing surveillance or PMS studies or Registry Studies. The decision as to when a clinical trial is a Phase IV study can be multi-factorial, but the general condition for a Phase IV classification is when the data is collected on a drug that has passed regulatory approval and is available on the market.

These types of clinical trials can last for years. And we have recently supplied bids on trials in this area that are intended to run for ten years, examining how the natural course of a disease is altered by medications. Phase IV studies can also contain a tremendous number of patients. The average patient sizes include five thousand to as a many as 20 thousand or more subjects in a single project. We are aware of trials existing in this area as large as 400 thousand subjects. At a price for EDC of only several hundred dollars a patient, budgets for such studies can be large. A great deal of imagination is needed to envision how such work can be cost effectively done with paper. Since these trials are being performed to obtain additional information about a drug product already on the market, the regulatory diligence required in these studies can be less, although this is not universally true all the time. When this is the case, the price that customers expect to pay for the overall Phase IV trial is less since fewer services are needed.

Datatrak has always desired to compete for these projects, but our native project suite is too robust, because it was originally designed for stringent regulatory-based projects. An appropriate analogy is that Excel functions nicely as a calculator, but it's overkill if it's only used for that function. In order to keep our pricing structure logical and consistent, the use of the full functionality of Datatrak EDC for Phase IV studies, made the cost to the sponsor excessive. Datatrak Phase IV gives sponsors a menu of up to ten selections of functionality. They only pay for the functionality needed. Through this flexibility, we are able to logically decrease the price to the sponsor so that they can take advantage of the same superior platform of delivery for their Phase IV trial that is enjoyed by our Phase I through III customers. An appropriate analogy is that you pay extra for leather seats and navigation systems in your cars, though the frame, safety systems and drive train are identical.

The flexibility of our software to be able to offer such choices while maintaining the identical delivery platform was nothing short of brilliant vision and engineering design that was done over 12 years ago. This vision and architecture set Datatrak apart from other EDC products and companies. Though our software is currently being used for Phase IV studies, the customers are treating these trials as full regulatory endeavors and a reduced functionality was not desired. Therefore, they are paying the full price. We developed this Phase IV offering to be able to take advantage of less stringent trials and still be price competitive. Less stringent Phase IV clinical trials represent an incremental business opportunity that historically has been untapped by our company. It is too early to declare what will happen to gross profit margins on this type of new Phase IV work for the foreseeable future. However, we believe that the effects will be minimal for the following reasons.

First of all, many Phase IV studies, such as the ones we are performing now, are indistinguishable from Phase III trials because customers want the data collected in a manner that will allow regulatory submission. Secondly, don't forget that in less stringent Phase IV trials, our costs are also less because the same magnitude of services is not required. Though the data item fees are less, so are our level of services since project management and help desk resources are not as heavily utilized. Lastly, our collective margin is a combination of all trials and we don't expect soon, if ever, that the quantity of Phase IV trials will overtake the frequency of Phase II and III studies.

The next item on the press release I'd like to talk about is the announcement that came out yesterday with the technology transfer and co-marketing relationship with CRO Alliance in Europe. There were two CRO that were announced yesterday. I will briefly discuss each one separately, as they are slightly different. CRO Alliance is both a product development company and a traditional CRO. They develop their own pharmaceutical products and perform Phase I studies on their own compounds in Phase I units in Austria and Switzerland. They also perform Phase I studies for other companies, who are mostly based in the European Union. They plan to undergo a technology transfer where they intend on implementing EDC for themselves and for their clients. Other divisions in the CRO Alliance perform Phase II through Phase IV studies for other pharmaceutical companies in Europe. They plan on working with Datatrak to expand EDC project opportunities in these areas. Since they will be undergoing a technology transfer, it is envisioned that eventually their staffs will be performing the set-up services associated with EDC trials, while working off of our data center in Cleveland and using our global help desk services in Bonn, Germany.

Naturally, a by-product of this type of relationship is a co-marketing structure where CRO Alliance will become a value-added reseller of our technology and we will add them to our growing list of certified CRO's. Within the next month, CRO Alliance has scheduled six to eight meetings in Spain and Italy with their clients where Datatrak and CRO Alliance will be jointly selling EDC capabilities to these potential customers. I want to remind everyone that the technology transfer route is exactly where we wish to take Datatrak strategically. As we have discussed before, all technology solutions gain dominance and widespread use by empowering their users to be independent. Technology transfers remove significant scalability and expense concerns for Datatrak at comparable levels of business. With such empowered clients, we can launch many new trials simultaneously by adding minimal staff. As transferees become more accustomed to using our software and especially if they can make money doing so, they will become strong advocates for EDC to their customers. These customers will then become our customers.

We cannot definitively state today what will happen to our gross profit margins with an increasing percentage of technology transfers. For the next couple of years, we are comfortable stating that because of a diversified contract mix, our gross profit margins should remain stable in the 75 percent range. With varying degrees of adoption among the world's thousands of potential customers of EDC, for the foreseeable future, there will always be a supply of clients that will require turnkey services and our relative mix of contracts may indeed remain stable. It is impossible to say today with any certainty how these proportions will roll out as the EDC market expands.

On the other hand, if the majority of contracts did emanate from technology transfer clients, or from empowered CRO's, remember, we are trading relatively lower margin service revenue that is highly dependent upon headcount for higher margin transactional based revenue. If this situation were to predominate in an apples-to-apples comparison, our revenue would be smaller and our net profit would likely be higher, mostly because of lower expenses. After all, one would rather have $30 million of revenue at a 60 percent gross profit margin than $10 million of revenue at a 75 percent gross profit margin. One thing is clear, however, technology transfers will expand our market size because there is an advantage for our resellers to push EDC forward.

The next announcement that was done yesterday was the client referral relationship with Pharmaceutical Product Development, or PPD. We are very pleased to highlight the recent client referral relationship with PPD, one of the leading, international CRO's. This is the type of relationship we have envisioned with the CR industry for the past six years and it is gratifying to see that our initial ideas of a mutually beneficial structure are now being accepted by sponsors and CRO's alike. As stated in the release, this relationship is non-exclusive and we are in discussions with other CRO's regarding the same type of arrangement.

Though we have promoted this type of relationship, consummation of this structure was driven quickly by the clinical trial sponsors. We predicted this would be the impetus for driving cooperation between EDC and CRO's. For their own benefit, the sponsor who ultimately pays the bills has to eventually take an interest in the proper structure of any collaborative relationship. Datatrak has several clinical trial sponsors who have selected our technology as the first step in their movement toward EDC. They have asked for us to recommend CRO's that can work with EDC in a complementary, instead of a competitive, manner. Through our recent efforts in promoting maximal work flow in process implementations under the EMERGE banner, clients are increasingly focusing on the proper integration of capabilities for their trials between EDC and traditional CRO services. Reasons for this development are clear because the sponsors are becoming aware that they run the risk of not realizing the true advantages of EDC and they foot the bill for redundancy if proper process is not implemented.

Under this structure, which will be employed with more CRO's in the future, Datatrak and the CRO established proper rules of engagement with their respective business development teams for representing each other's capabilities to clinical trial sponsors. We also jointly develop and adhere to matrices of responsibilities, ensuring that services are done efficiently for each sponsor without redundancy. CRO has agreed to become certified on the proper EDC work flow under the EMERGE initiative. Both parties agree to list each other as a preferred provider indicating that this joint team is capable of providing maximal value to the sponsor, thereby linking product with process.

Almost 50 percent of our new customer encounters are asking us which CRO's we would recommend for EDC studies. It is predicted that a growing number of CRO's will desire such a relationship in order to satisfy demands for EDC. We will start slow in growing this list and we will evaluate expansion on an ongoing basis. The joint marketing effort will feed business to Datatrak and the CRO, lower the cost of sales to both and will help drive the adoption of technology. We predict that many CRO's will ultimately pursue technology transfer so they can garner service revenue and be in complete control of EDC studies. This will benefit the CRO's and will fulfill Datatrak's goals of scalable implementations of our product suite on a global basis.

I'm sure many of you want to know today what the economic value is of the type of relationships that we have recently announced, or even the three new pharmaceutical company additions that were added this past quarter. This is a good time to put in perspective what the economic timeframe is of such maturations in this market. It's also a good time to re-state how our business model is aligned with exactly how the clinical trial market functions.

Since Datatrak's business model is focused on transactional based pricing, lending itself nicely to the clinical trials mentality of a project-by-project mode, our announcements of new clients and relationships should be viewed as laying firm foundations for the next several years, rather than a bolus of economic value today. Unless Datatrak falls out of character and does not satisfy its client base, these announcements should be viewed as strong platforms on which to build expanded business for 2004, 2005 and beyond. Inter-client expansion has been our history over the past several years and we have an extremely high customer retention rate and we expect that to continue. Customers will grow with us, if you satisfy their goals.

It takes time to roll out studies in a project-by-project mode. This is how the clinical trials industry has behaved for decades and it is doubtful that this will ever be significantly altered because of the pure nature of progressive development. The majority of this industry is not at the point of corporate mandates that all studies in a program undergo EDC implementation. The concept that the pharma industry is a decisive and efficiently running, cohesive machine is a categorical misunderstanding of many investors. There are individual examples of this, but most of the market is not at this point of maturity. Even when this industry has made a corporate decision, individual therapeutic or geographic teams within that company often seek other solutions that will fit their needs better than the corporate selection. We have several prospective clients that fit this category.

What's the mission for Datatrak in this environment? One has to land on the beachhead first, the invasion takes some time after that to be accomplished. Very clearly, our progressive steps are the following. Be selected as the winning product suite. Satisfy clients on individual projects with impeccable service. Establish strong reference accounts. Expand into other divisions, either within the same customer or at new customers. Do not undersell your value by offering licenses for minimal commitments that cap your market. Remain economically agile by keeping your cost structure low. And continually advance your development strategies to stay ahead of the competition.

The third item that I will talk about is Version 4 and use this as an illustration that this market does not have a small barrier to entry. Our development and quality assurance teams are working hard on both sides of the ocean and in India, completing the testing process for the release of Version 4 in the fourth quarter of 2004. We have stated many times that the EDC has a large barrier to entry. A brief mention of the status of our testing for Version 4 points this out. For Version 3.2 that is currently in production, we implemented 11 thousand test steps of the software's functionality to make sure that it performed as designed before it was released. For Version 4, we expect to more than double the number of test cases that are performed prior to release to 27 thousand test steps. All of this testing and subsequent rectification takes coordination between development and quality assurance and lasts for four to five months. Such testing will only become more complex as our product suite expands.

One of the most exciting developments possible with advancements in Version 4 is the ability of Datatrak to `take over' EDC's trials started with another technology and being able to convert them over to our product suite. With the number of stories in the marketplace of other EDC vendors who have been unable to satisfy their customers' expectations or to fulfill what was initially promised to them, the inertia of having to wait for an ongoing trial to painfully conclude will no longer be a stumbling block to a trade-up. This functionality continues to emphasize the universality and the openness of our architectural strategy and is assuredly unique in the market. As we have stated many times before, competing in this market is not like throwing web pages on the Internet. We also believe that our customers, as product development companies, incessant about quality, do not want their critical data collected and managed by the lowest bidder. The risks and costs of being wrong in that selection are immense for them.

Last item to talk about is business development progress. In the first quarter, we continued to see business coming from existing clients and new relationships. This is a good time to discuss what we mean by `a new client'. As many of you know, the decision to use EDC comes from individual therapeutic teams. At big companies, it is quite common for one therapeutic team within the same organization to not even know the names of people working in another area. Often prospective teams within the same organization ask us who the contacts are within their own company. Under these circumstances, each therapeutic team realistically behaves like an independent customer, instead of part of a cohesive organization. More over, since it is rare at this time to have sea level directives about how to run their trials, these justifications point to the likely new classification of what a new customer actually is. A new customer is actually each individual team as long as that team makes independent decisions.

Our definitions have evolved in this area. In the past, we have only counted corporate entities when we say the word `customers'. When we say we have 23 customers today, this means 23 different corporate entities of varying sizes. But since the decision to use EDC rests with individual teams within therapeutic silos, of which there may be five to ten of these groups in big companies, this is not the most accurate classification, even though it is probably the most intuitive. Sometimes the new relationships represent new corporate entities and sometimes they are new therapeutic divisions of existing large client accounts. Remember, in the vast majority of large companies, the decision about EDC is made by individual teams and is not driven corporately. Therefore, from now on, we will classify a new client as an individual therapeutic division, as long as their decisions are autonomous.

There is one more twist to this aspect. One of our clients purchased a biotech company last year. The parent company actually brought the new biotech division to Datatrak. This new division has launched two projects with us and are planning a Phase III study later this year. One could take the position that this new division was not a new customer, but represented a department within an existing customer. However, from here on out, we would classify this situation as two clients, not just one, because it contains a whole new set of therapeutic compounds and they performed their own due diligence on Datatrak prior to starting the studies.

So you can understand why it gets confusing, what is actually a new customer and what is not. You can also see how lack of organization at our customers regarding consistent decisions about EDC and their own inherent environment of independence leads us to be confused ourselves as to what the answer is to the simple question of how many customers do you have? Using this definition, we added three new customers during the first quarter. During the past couple of years, I don't believe that we have underestimated our client magnitude. But if we restricted it only to corporate entities, very soon we would underestimate our number of independent clients.

During the first quarter, we continued to gather market share from competitors. We know this because the customers have told us. Clients are usually very open about their past experiences. With our focus on delivery as a key to being a leader in the market, it is not surprising that many customers open the marketing door first, but landed with the company that could satisfy their needs. The recent Forrester Report has been valuable along these lines. The internal referral process is working well, as we have been pleased to receive many cold calls from customers because they have heard positive things about our company. Those situations are the most gratifying. We will continue to work hard cultivating new accounts and the repeat business process is working well.

Two weeks ago, we received an order on Monday for a new trial from an existing customer. We had a master agreement in place and pricing was consistent with what had been accepted before. This was verbally approved in a day. We only await formal signatures for a new $900 thousand contract. The restructuring of our business development efforts into hunters and gatherers highlighted last year, provides attractive incentives for both traditional sales people and operational teams assigned to individual clients. Our prospective list of new client opportunities has never been greater.

We are also maturing an intermediate level of selling called the Account Executive Team. There are three individuals that fit this category and their mission is to mine relationships beyond what is done by our project managers in order to grow business at existing clients. Often the new contract is only two doors down from the current contract. And one person may not even know what the other one within the same company is doing about EDC. This may sound strange, but it happens to be true for this industry. Datatrak has seven traditional sales people, account executives and approximately 43 individuals in operations. All of these people have strong incentives to grow business and satisfy customers. Though I get the question a lot, I hope that you can see we have much more of a functional sales presence than what is indicated by our seven traditional sales people. In fact, this approach is much more integrated than merely adding what has been asked of me many times as throwing more feet on the street. The recent relationships with the CRO's will also magnify our marketing efforts even more. That's all I have to discuss. Terry and I would be happy to answer any questions you might have.

------------------------------------------

QUESTION AND ANSWER

------------------------------------------

Operator

Thank you. The question-and-answer session will begin at this time. If you are using a speakerphone, please pick up the handset before pressing any numbers. Should you have a question, please press star one on your push-button telephone. If you wish to withdraw your question, please press star two. Your questions will be taken in the order they are received. Please stand by for your first question. Our first question comes from Barry Rubin from Barmorsyl Investments. Please state your question.

------------------------------------------

Barry Rubin - Barmorsyl Investments

It's Barry Rubin. That's all right. Dr. Green, congratulations on a great quarter.

------------------------------------------

Dr. Jeffery Green - Datatrak International - Chief Executive Officer

Thank you.

------------------------------------------

Barry Rubin - Barmorsyl Investments

To you and your team. Just one question on your finances. I was just wondering if in the next 12 months and as business seems to be steaming along nicely, if you'll need any more money, if you'll have to raise anything?

------------------------------------------

Dr. Jeffery Green - Datatrak International - Chief Executive Officer

We've gone on record, Barry, as saying that in the foreseeable future we're not looking at raising any capital. We were cash flow positive in the quarter. We expect to be cash flow positive for the year. We expect to be earnings positive for the year. Our vision for growing the company does not relate to any sort of acquisition strategy for the use of capital or stock to buy anything. It's more of an investment in development to make our architecture as open as possible and to be able to interact with multiple different technologies and disparate systems that are out there. So I can't really justify the rationale for a capital raise at this time.

------------------------------------------

Barry Rubin - Barmorsyl Investments

Great. Thank you and continued success. You're doing a great job.

------------------------------------------

Dr. Jeffery Green - Datatrak International - Chief Executive Officer

Thanks.

------------------------------------------

Operator

Our next question comes from Peter McMullin from Ryan Beck. Please state your question.

------------------------------------------

Peter McMullin - Ryan Beck

Good afternoon, Jeff.

------------------------------------------

Dr. Jeffery Green - Datatrak International - Chief Executive Officer

Hi, Peter.

------------------------------------------

Peter McMullin - Ryan Beck

Just wondered has there been any impact of the Forrester Report to date and would you expect any in the future, just what has that done for the company and the industry?

------------------------------------------

Dr. Jeffery Green - Datatrak International - Chief Executive Officer

Well, we obviously highlight that when we go into sales opportunities. For the main reason is it's really the only independent assessment of the technologies in this space. And for the fact alone, I think it's extremely valuable. People may have criticism in one category or another about how Forrester went about things. However, it's still the only independent voice that's assessed them all. So we certainly utilize that. We tell people that the score is - at least of us
- is available on the website. And if they have other technologies that they're evaluating, we recommend that they certainly should ask those other technologies about, number one, whether or not they were even included, because there were only eight. And number two, what their scores were, since we don't have the scores of the other parties. But I think that it's hard to pinpoint, to say exactly what the value is, but certainly people write those notes down. And we can tell from our Internet statistics that individuals are accessing the information.

------------------------------------------

Terry Black - Datatrak International

This will continue to develop over time as well. So you'll see more people using the report.

------------------------------------------

Peter McMullin - Ryan Beck

Thank you.

------------------------------------------

Operator

Once again, ladies and gentlemen, as a reminder, should you have a question, please press star one at this time. Our next question comes from Andrew Bugyis from Mesirow Financial. Please state your question.

------------------------------------------

Andrew Bugyis - Mesirow Financial

Doc, this is Bugyis. What if anything do we hear from the folks at the FDA regarding the fact that they can't possibly handle all these new clinical trials in paper and pencil form? I mean, is there any move that you're aware of to, as we refer to, `Edgarizing' this thing? Or going to EDC on a mandatory basis? Or giving at least these clinical trials that are conducted that way preferential treatment? Or anything like that?

------------------------------------------

Dr. Jeffery Green - Datatrak International - Chief Executive Officer

I wish there was, Andy. There's no formal movement or declaration that I am aware of that goes along those lines of logic, which make a heck of a lot of sense. I wish that there was, but there's not. We continue to do what we can to ring the bell appropriately without upsetting the apple cart on that. But there's no formal movement that I'm aware of.

------------------------------------------

Andrew Bugyis - Mesirow Financial

OK. Thank you.

------------------------------------------

Operator

Our next question comes from Doug Fisher from Matador Capital. Please state your question.

------------------------------------------

Doug Fisher - Matador Capital

Hi, guys. Let me first add my congratulations to the job you're doing and the continued progress that you're showing in the marketplace. Just a couple quick things. One, I noticed that D&A ticked down in the quarter and just for modeling purposes was trying to get a feel for where that ought to be for the full year.

------------------------------------------

Terry Black - Datatrak International

Well, actually, you can get that, Doug, from looking at what we say we're going to have in capital expenditures. We have a range of a high number of $800 thousand to a low of roughly $250. That's in our 10K. And you can expect it's probably going to continue riding where it is right now, adjusted for those capital expenditures.

------------------------------------------

Doug Fisher - Matador Capital

OK. I just wasn't sure why it slipped down from the fourth quarter to the first.

------------------------------------------

Terry Black - Datatrak International

Well, actually you look at the - first of all, the assets are being fully depreciated. In 2003, we had low capital expenditures as well.

------------------------------------------

Doug Fisher - Matador Capital

OK. And on the backlog, I didn't know if there was anything that we didn't see, you know, that was kind of beneath the surface in terms of project push-outs or cancellations. And when we think about the backlog for the full year, should we think about the, you know, you guys kind of maintaining it at or around the current level with new signings taking the place of business as it's recognized on the P&L? Or do you think that's something that we might see you grow as the year progresses?

------------------------------------------

Dr. Jeffery Green - Datatrak International - Chief Executive Officer

Well, first of all, Doug, we didn't have any cancellations at all. Secondly, I would sure like to see that backlog push up towards the end of the year in the $20 million range. We obviously have the $900 thousand contract, which would be included had we had the signature from the client by today. So really, the functional backlog that we're counting on is really about $15.2. But by the end of the year, I'd like to see it in the $20 million range and I'd like to get a little bit ahead of the revenue aspects related to that. And we're doing the best we can to get there.

------------------------------------------

Doug Fisher - Matador Capital

OK. And just a last question, you mentioned the new definition of what a distinct customer or a new customer is. I think you said you added three new customers by that definition in the quarter, but I wasn't clear when you talked about having 23 customers. Is that on the old or new definition? And if it's on the old one, how many customers do you have right now based on the new definition?

------------------------------------------

Dr. Jeffery Green - Datatrak International - Chief Executive Officer

The 23 corporate clients is what we have on the old definition. And the three that we added in the first quarter, two of them were in separate corporate entities. One of them was another division within a current customer.

------------------------------------------

Doug Fisher - Matador Capital

OK. But if we look at the 23 corporate entities and then kind of parse that out by the new definition, how many customers would you have?

------------------------------------------

Dr. Jeffery Green - Datatrak International - Chief Executive Officer

We would have an additional one with the 23, so there would be 24, because that new division in the old definition would not have been counted as a separate customer.

------------------------------------------

Doug Fisher - Matador Capital

This is more something that's going to have an impact as we roll forward.

------------------------------------------

Dr. Jeffery Green - Datatrak International - Chief Executive Officer

Yes, as I tried to state, maybe I didn't do it clearly. I don't think we've underestimated our customer base in the past. But I think in the future as we grow within accounts, if we didn't take this approach it would underestimate the number of customers we have.

------------------------------------------

Terry Black - Datatrak International

We're just taking greater inroads to the customers [unintelligible] we're beginning to see now.

------------------------------------------

Doug Fisher - Matador Capital

OK. Thanks.

------------------------------------------

Operator

We do have a follow-up coming from Andrew Bugyis from Mesirow Financial. Please state your question.

------------------------------------------

Andrew Bugyis - Mesirow Financial

Sure. Let's play the customer game one more time. You had 23 corporate entities and you added three more, one of which was part of one of the prior corporate entities. So that makes 24 and two more - you've got 26 customers under the new definition?

------------------------------------------

Dr. Jeffery Green - Datatrak International - Chief Executive Officer

No, the 23, Andy, I had as the individual corporate accounts.

------------------------------------------

Andrew Bugyis - Mesirow Financial

OK.

------------------------------------------

Dr. Jeffery Green - Datatrak International - Chief Executive Officer

And I added the new one under the new definition, which is a division of a current customer, which would be 24.

------------------------------------------

Andrew Bugyis - Mesirow Financial

OK. And how about the other three, if you added -

------------------------------------------

Man

[unintelligible]

------------------------------------------

Andrew Bugyis - Mesirow Financial

Three new customers.

------------------------------------------

Dr. Jeffery Green - Datatrak International - Chief Executive Officer

I added the two new ones in the first quarter on to  -

------------------------------------------

Andrew Bugyis - Mesirow Financial

The 21 before to make 23?

------------------------------------------

Dr. Jeffery Green - Datatrak International - Chief Executive Officer

That is correct.

------------------------------------------

Andrew Bugyis - Mesirow Financial

So you got 24 customers.

------------------------------------------

Dr. Jeffery Green - Datatrak International - Chief Executive Officer

Right.

------------------------------------------

Andrew Bugyis - Mesirow Financial

These revenues generated in the first quarter?

------------------------------------------

Dr. Jeffery Green - Datatrak International - Chief Executive Officer

Yeah.

------------------------------------------

Andrew Bugyis - Mesirow Financial

Represent how many individual clinical trials? How many trials are going on right now?

------------------------------------------

Dr. Jeffery Green - Datatrak International - Chief Executive Officer

We've got about - is it 56?

------------------------------------------

Terry Black - Datatrak International

46, actually.

------------------------------------------

Dr. Jeffery Green - Datatrak International - Chief Executive Officer

We've got 46 ongoing trials that are in production. In production means that they're on the servers and they're entering data.

------------------------------------------

Andrew Bugyis - Mesirow Financial

OK.

------------------------------------------

Dr. Jeffery Green - Datatrak International - Chief Executive Officer

There are other trials that are being developed that are not in production yet, but they're being built.

------------------------------------------

Andrew Bugyis - Mesirow Financial

OK. And this range of trials - these new customers - is there still any skittishness - are they approaching you regarding Phase I trials? Are they going full bore and going for Phase III trials? What's the mix of these trials? Are we dealing with large significant complicated trials that could last more than a year, a year and a half?

------------------------------------------

Dr. Jeffery Green - Datatrak International - Chief Executive Officer

Both, yes.

------------------------------------------

Andrew Bugyis - Mesirow Financial

Any of these 46 are of that nature?

------------------------------------------

Dr. Jeffery Green - Datatrak International - Chief Executive Officer

Yeah, collectively, you're average backlog takes about 24 months to work its way through.

------------------------------------------

Andrew Bugyis - Mesirow Financial

OK.

------------------------------------------

Dr. Jeffery Green - Datatrak International - Chief Executive Officer

The range of our trials, I believe the lowest trial is like 90 thousand and the largest individual contract which has grown in size since we signed it, is totaling about five or six million. Most of the trials extend longer than what they anticipate when they first sign them up.

------------------------------------------

Andrew Bugyis - Mesirow Financial

And that is not because you're inefficient. It's because they realize that they can get this data so easy, they might as well get some more?

------------------------------------------

Dr. Jeffery Green - Datatrak International - Chief Executive Officer

Well, no, I think they'd probably like to think that was it, Andy, but it's not. In clinical trials, you are always overly optimistic when you start the study and then you find out that it takes longer to enroll patients than you thought. You have some investigators that don't enroll the ones that they said they were going to do. And you have drop-outs in your trials, which in order to get your study done, you have to have evaluable cases for statistical significance and you have to reach that enrollment rate of evaluable cases before you can stop your study. So once you've started, you have to continue until you get those actual numbers, and that's why they extend.

------------------------------------------

Andrew Bugyis - Mesirow Financial

OK. It's not that they become more complex due to the process. They just - it's just harder to do than people realize they were?

------------------------------------------

Dr. Jeffery Green - Datatrak International - Chief Executive Officer

That is correct.

------------------------------------------

Andrew Bugyis - Mesirow Financial

OK. Thank you.

------------------------------------------

Dr. Jeffery Green - Datatrak International - Chief Executive Officer

And that's another important point for people to understand. If we sold licenses, your revenue would be capped and you would annualize that. We don't do fixed price contracts, so that when there's a change order, and the study lasts longer than usual, or they enroll more patients, that increases the contract size.

------------------------------------------

Terry Black - Datatrak International

Andy, there's a saying that we use here in the company, the only constant in a clinical trial is change.

------------------------------------------

Andrew Bugyis - Mesirow Financial

OK. So you're getting paid per blip, or whatever you guys call it, input per data gathering thing, and every time they change it, they're getting charged for it.

------------------------------------------

Dr. Jeffery Green - Datatrak International - Chief Executive Officer

Well, yes, we do get paid that way, but that's not the only way. That's called a data item fee. If they add more data items, they pay more. We also get paid project management fees and help desk fees and those areas are dependent upon the duration of the study. And as long as the help desk has to be active, they pay for it. So if they extend it by six months, they pay for six more months of help desk.

------------------------------------------

Andrew Bugyis - Mesirow Financial

OK. All right. Thank you very much.

------------------------------------------

Operator

Our next question comes from Gregory Reynolds from Noesis Capital Corporation. Please state your question.

------------------------------------------

Gregory Reynolds - Noesis Capital Corporation

Let me ask you, please, you just mentioned that you have 46 ongoing clinical trials. How many trials do you have at this moment in preparation that will start next month or two or three months from now? And how many trials did you have ongoing at the end of last year?

------------------------------------------

Dr. Jeffery Green - Datatrak International - Chief Executive Officer

I would estimate that there's probably five to ten trials in preparation. And this time, last year, I'm guessing Terry, I don't have the number in front of me, 32?

------------------------------------------

Terry Black - Datatrak International

37.

------------------------------------------

Dr. Jeffery Green - Datatrak International - Chief Executive Officer

37.

------------------------------------------

Gregory Reynolds - Noesis Capital Corporation

Yeah, OK, thank you. And I have another question. Your 10K, I saw that in, that last year, your North American operation was profitable, but that all the loss was made in your European operation and that there were no sales. Could you maybe elaborate a little bit on that?

------------------------------------------

Terry Black - Datatrak International

Basically our sales force has been based out of [unintelligible] the US and we've been much more successful getting sales in the US than we have in Europe, which obviously in Europe, the reason it doesn't look as profitable is all of the development costs are showing over there as well.

------------------------------------------

Gregory Reynolds - Noesis Capital Corporation

Yeah.

------------------------------------------

Terry Black - Datatrak International

Our focus has historically been here in the US with, for example, out of seven people in sales, we only have one in Europe, when we have the balance here in the US.

------------------------------------------

Gregory Reynolds - Noesis Capital Corporation

Yeah, but you did have sales in Europe in 2001 and 2002 and you did not record any sales in 2003 in Europe. But you did record, if my memory is correct, well over $2 million in expenses.

------------------------------------------

Terry Black - Datatrak International

There may have been sales, in fact, in prior years, we actually did hosting in Germany, so therefore, we had to show that revenue there. Today all the hosting and everything is done here in Cleveland. So that would be one shift in process as well. And then certainly we did have - remember, we started out as a German company that was when we bought the PatCom [sp] system, so there was some business brought over from that point in time, but the US side as accelerated much faster.

------------------------------------------

Gregory Reynolds - Noesis Capital Corporation

I see, I see. OK. That's all I had for the moment. Thank you very much.

------------------------------------------

Operator

Our next question comes from Ken Moss from Masacco. Please state your question.

------------------------------------------

Ken Moss - Masacco

Nice quarter, gentlemen. Basically a two-part question, what are the expenses of the cost of the development on the new phase that you're producing that should come on the fourth quarter here and are you expensing all of that?

------------------------------------------

Terry Black - Datatrak International

Well, basically, we are expensing our development work. We follow normal GAAP procedures until technical fatigability is established. We expense it. And for the most part, because of our nature of our product, the bulk of development does get expensed. To answer your question, we basically are running our development expenses at about $1.2 million a year.

------------------------------------------

Ken Moss - Masacco

And secondly, on the new - I don't know exactly what to call it - platform that you're creating, is it sort of vertical or is it horizontal that's going on? Are you broadening and capturing more functions that go into the clinical aspects of it? Or is it just a matter of manipulating ways of taking in data, etc.?

------------------------------------------

Dr. Jeffery Green - Datatrak International - Chief Executive Officer

You mean the Phase IV, Ken?

------------------------------------------

Ken Moss - Masacco

Yes, I - no, no, I mean, the one that you're - not the Phase IV but the -

------------------------------------------

Dr. Jeffery Green - Datatrak International - Chief Executive Officer

Oh, Version 4.

------------------------------------------

Ken Moss - Masacco

Yes, Version 4, thank you.

------------------------------------------

Dr. Jeffery Green - Datatrak International - Chief Executive Officer

Well, there is significantly increased functionality in there. Probably the biggest thing is it will make the mid-study change process and that's a little bit of a headache right now in the technology area, people will design their clinical trial and then two weeks after people start entering data, they say, oh, we'd like to add the additional ten pages to this and ask more questions. That means you have to reconstruct your database and add those ten pages into that trial. That's called a mid-study change. And right now, that can be done, but it's a relatively labor-intensive process. With Version 4, that will basically become push-button. So it will be very easy to do mid-study changes which our customers will like and we will like as well. And the other aspect of Version 4 is it's just continued open architecture capabilities within our product, which is the strategic direction that we're going in.

------------------------------------------

Ken Moss - Masacco

Thank you.

------------------------------------------

Operator

Our next question comes from Frank Lazar from Financial America Securities. Please state your question.

------------------------------------------

Frank Lazar - Financial America Securities

Dr. Green, you did a great job as usual on the Annual Report and the follow-through. A couple of quickies - full NASDAQ listing? And the -- also Phase IV is coming out at ten times the valuation of Datatrak. Can you comment on that?

------------------------------------------

Dr. Jeffery Green - Datatrak International - Chief Executive Officer

The NASDAQ national listing, I don't have off the top of my head what the requirements for that are. I would have to say that's probably not a priority here at Datatrak. There weren't too many people that were really -- had any of their plans altered with our stock when we went to the small cap, so we'd have to look and see what those requirements are to get back on the national market, but it's not really something that we're hotly pursuing on a daily basis. The Phase IV public offering, they're a larger revenue company because they have a backend piece called ClinTrial, which manages data flow on the backend. It was largely designed for paper. So they have a larger revenue stream related to that. They acquired that company a few years ago, so that drug along a fair amount of license revenue in that process. We think that the Phase IV IPO is a great thing because it's bringing more attention to the EDC market. So we're quite happy to see more and more people get interested in this area.

------------------------------------------

Frank Lazar - Financial America Securities

Thank you much.

------------------------------------------

Operator

I do have a follow up coming from Doug Fisher. Please state your question.

------------------------------------------

Doug Fisher - Matador Capital

Yeah, I just want to see if you would repeat - you put out a number of your customers that are asking you to recommend CRO's to work with. What was that number again?

------------------------------------------

Dr. Jeffery Green - Datatrak International - Chief Executive Officer

Yes, the qualifier, Doug, was our prospective customers that we're talking to now, which are not part of the 24 we've just talked about, about 50 percent of those have asked us to recommend the CRO, what CRO we would recommend to work with.

------------------------------------------

Doug Fisher - Matador Capital

Nevertheless, a powerful number. Secondly, is it Version 3.2 that facilitates you guys kind of taking over trials that were started on other platforms?

------------------------------------------

Dr. Jeffery Green - Datatrak International - Chief Executive Officer

No, Version 4.

------------------------------------------

Doug Fisher - Matador Capital

Version 4, OK, because I thought you had done some, I don't know if salvage work is the right word, but you had had some experience with that in the past.

------------------------------------------

Dr. Jeffery Green - Datatrak International - Chief Executive Officer

Well, we did, Doug, but that was picking up the pieces on the next study, not the current one that may have already been launched with another technology.

------------------------------------------

Doug Fisher - Matador Capital

Oh, OK.  And when is 4.0 going to launch?

------------------------------------------

Dr. Jeffery Green - Datatrak International - Chief Executive Officer

We're anticipating November.

------------------------------------------

Doug Fisher - Matador Capital

OK. And I would think that would be another tool that might help you continue to capture share in the market.

------------------------------------------

Dr. Jeffery Green - Datatrak International - Chief Executive Officer

We believe so. Our development team is pretty excited about it. And we'll wait and see. In '05, it will have - we'll see if it has an impact in '05.

------------------------------------------

Doug Fisher - Matador Capital

OK. Thanks and congrats again on a nice job.

------------------------------------------

Operator

We do have a follow up coming from Barry Rubin.

------------------------------------------

Barry Rubin - Barmorsyl Investments

Yes, Dr. Green, just one quick question on Unifier. Do you expect that to increase your revenues substantially or how do you feel that it will affect it?

------------------------------------------

Dr. Jeffery Green - Datatrak International - Chief Executive Officer

Well, it's a little early for that, Barry, but you bring up something that is very important to many of us here, is once we get Version 4 done, which certainly had to be the priority, we want to turn our attention very strongly and continue our development on the Unifier. We have developed some conceptual economic models for that. It's way too early to talk about that, because they're sort of `what if' sort of scenarios. But I think the Unifier has tremendous importance in '05 and '06. We've got two generations that we've developed of it so far, but based upon the cut backs we had to make, we only had a certain amount of bandwidth in development. And we put that bandwidth on Version 4. And once Version 4 is done, we're going to turn our attention back to the Unifier. I think it's a tremendously significant advancement for the company.

------------------------------------------

Barry Rubin - Barmorsyl Investments

Do you think it will be a definite for 2005 sometime?

------------------------------------------

Dr. Jeffery Green - Datatrak International - Chief Executive Officer

I sure hope so. I would have to bow to our VP of Development, Mark Schlays [sp] to confirm that, but having produced two generations so far, and I have a tremendous amount of confidence in the expertise of our development team. I would think that we could have something commercializable on '05.

------------------------------------------

Barry Rubin - Barmorsyl Investments

Much obliged. Thank you for your help.

------------------------------------------

Operator

Once again, ladies and gentlemen, as a final reminder, should you have a question, please press star one at this time. If there are no further questions, I will now turn the conference back to Dr. Green.

------------------------------------------

Dr. Jeffery Green - Datatrak International - Chief Executive Officer

Right, well, thanks everyone for attending and we'll speak to you next quarter.

------------------------------------------

Terry Black - Datatrak International

Thank you.

------------------------------------------

Dr. Jeffery Green - Datatrak International - Chief Executive Officer

Bye, bye.

------------------------------------------

Operator

Ladies and gentlemen, if you wish to access a replay for this call, you may do so by dialing 1-800-428-6051 or 973-709-2089 with an ID number of 353318. This concludes our conference for today. Thank you all for participating and have a nice day. All parties may now disconnect.

END